Exhibit 5.4

May 23, 2016

TRI Pointe Group, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

Re: TRI Pointe Group, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Washington counsel to TRI Pointe Holdings, Inc., a Washington corporation, and The Quadrant Corporation, a Washington corporation (each, a “Washington Guarantor,” and collectively, the “Washington Guarantors”), in connection with the Registration Statement on Form S-3 filed on May 23, 2016 (the “Registration Statement”) by TRI Pointe Group, Inc., a Delaware corporation (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Company listed as Additional Registrants thereto, including the Washington Guarantors (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale and offering by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of the Company’s debt securities, common stock, preferred stock, warrants, depositary shares, or purchase contracts, and guarantees of its debt securities, or units of any of those securities with other of such securities.

Any debt securities to be issued pursuant to the Registration Statement (the “Debt Securities”) will be issued under an indenture to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached to the Registration Statement as Exhibit 4.1, and, if applicable, one or more supplemental indentures thereto (collectively, the “Indenture”), and will be guaranteed by the Guarantors (“Guarantees”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Indenture, (iii) Action by Unanimous Written Consent of the Board of Directors of each of the Washington Guarantors, dated May 19, 2016, and (iv) such other documents, corporate records, certificates of officers of the Company and the Washington Guarantors and of public officials, and other instruments as we have deemed necessary or advisable to enable us to render these opinions In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Washington Guarantors and others.

TRI Pointe Group, Inc.

May 23, 2016

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Washington Guarantors has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Washington.

2. The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary corporate action on the part of each of the Washington Guarantors.

3. Each of the Washington Guarantors has the requisite corporate power and authority to authorize the form and terms of, and performance, issuance, and sale by each of the Washington Guarantors of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement, and to perform its obligations thereunder.

4. The execution, delivery, and performance of the Indenture and the issuance and sale of any Guarantee by either of the Washington Guarantors will be duly authorized by all necessary corporate action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

5. The execution, delivery and performance by the Washington Guarantors of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Washington Guarantors of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of the Washington Guarantors, or any law, rule or regulation applicable to the Washington Guarantors or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

For purposes of this opinion letter, we have assumed that, at the time of the issuance, sale, and delivery of any Guarantee:

(i) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws;

(iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto;

(iv) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility on Form T-1 shall have been properly filed with the Commission;

TRI Pointe Group, Inc.

May 23, 2016

(v) at the Relevant Time, a definitive purchase, underwriting, or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto;

(vi) the execution, delivery, and performance by each of the Washington Guarantors of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by each of the Washington Guarantors of the Indenture and the Guarantee will not result in a default under or breach of any agreement or instrument binding upon either of the Washington Guarantors, or any order, judgment, or decree of any court or governmental authority applicable to either of the Washington Guarantors;

(vii) the authorization by either of the Washington Guarantors of the transactions described above and the instruments, agreements, and other documents entered into or to be entered into by either of the Washington Guarantors, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character, or enforceability of any such instruments, agreements, or other documents;

(viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and

(ix) the organizational documents of each of the Washington Guarantors and the resolutions of the directors of each of the Washington Guarantors, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed in this letter are limited to the laws of the State of Washington, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances, or rules of any municipality, county, or political subdivision of the State of Washington.

This opinion is limited to the effect of the current state of the laws of the State of Washington and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time as the Registration Statement is effective.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3, and may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted, or referred to by or filed with any other person or entity without our prior written permission.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and any Debt Securities

TRI Pointe Group, Inc.

May 23, 2016

and Guarantees. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Fikso Kretschmer Smith Dixon Ormseth PS